Text marked by [ * * *] has been omitted pursuant to a Request for Confidential
Treatment and was filed separately with the Securities and Exchange Commission.

Douglas Deluca
Chief Executive Officer
PROELITE
12121 Wilshire Blvd., Ste 1001
Los Angeles, California 90025

RE:	ELITE XC

Dear Doug:

This will confirm the terms of the agreement between CBS Entertainment (“CBS”) and ProElite (“Supplier”) in connection with the production and licensing of 2-hour live world-class mixed martial arts fight programs (the “Event(s)”), as follows:

CBS’ obligations are contingent upon conclusion of an agreement between CBS and Supplier relating to a grant to CBS of additional warrants in ProElite.

1. EVENT ORDER.

1.1 Initial Order. CBS hereby orders four (4) 2-hour Events intended for live broadcast in primetime during a period of one year commencing upon the initial broadcast of the first Event hereunder (the “Initial Order”). CBS may order up to two (2) additional Events as part of the Initial Order by reasonable notice to Supplier. The broadcast date for the first Event shall be mutually determined by the parties. The broadcast date for subsequent Events shall be mutually determined; provided, however, that Supplier shall be given at least 75 days notice prior to any such broadcast date.

1.2 Subsequent Orders. CBS shall have four (4) subsequent, consecutive annual options each exercisable the later of 45 days prior to the expiration of the Term or fourteen (14) days following the initial broadcast of the last Event produced in the prior year to order four (4) additional 2-hour Events hereunder. CBS may order additional Event(s) in each year by reasonable notice to Supplier.

1.3 CBS shall have the right to order Events other than 2-hours in length. In which case, the license fee shall be negotiated in good faith based on a budget to be presented by Supplier, provided, however that license fees shall not exceed a cap of up to the following percentages: [***] of the 2-hour rate for 3-hour programs, [***] of the 2-hour rate for 1-hour programs.

1.4 In addition to the Events, CBS may order derivative type programs (as part of the initial order for the year or otherwise during the Term) based on the Events (e.g., “behind-the-scenes”, “best-of, etc.). [***]

2. PROGRAM LICENSE FEE.

2.1 Initial Term. In connection with Events ordered for the Initial Order, CBS shall pay a flat, non-auditable license fee [***] per Event (the “License Fee”) provided that Supplier represents and warrants that the production value for each Event will be consistent with the production value of the programs that have been produced for Showtime, plus reasonable network enhancements (for example, announcer, additional cameras/jib) as requested by CBS . [***]

2.2 Subsequent Years. In connection with Events ordered for subsequent years, the License Fee shall be as follows:

Year 2: [***] per Event
Year 3: [***] per Event
Year 4: [***] per Event
Year 5: [***] per Event

2.3 Payment Schedule. The applicable License Fee shall be payable 1/3 upon Supplier’s commencement of pre-production; 1/3 upon completion of production; and the balance upon Supplier’s delivery of the Event (and all required elements as set forth in a separate document to follow).

2.4 Pay or Play Commitment. Provided Supplier is ready, able and willing to deliver all Events ordered by CBS hereunder and provided Supplier is not in breach of this agreement, in the event that CBS elects not to broadcast an Event(s) ordered by CBS hereunder (other than for force majeure), CBS shall pay Supplier the applicable License Fee for any such Event(s) so ordered. Nothing herein shall be deemed to obligate CBS to broadcast any Event ordered hereunder, and CBS shall have discharged all of its obligations to Supplier hereunder by paying Supplier the applicable License Fee for any such Event.

2.5 [***].

Any rating bonus, as and if applicable, shall be payable by CBS to Supplier within 60 days of CBS’ Network Broadcast of the applicable Event.

3. PRODUCTION. Showtime or another CBS-approved entity to produce applicable Event(s). CBS to have approval over the auspices of production and production budgets, which approval will not be unreasonably withheld or delayed, and the parties agree that the production value for each Event will be consistent with the production value of the programs that have been produced for Showtime, plus reasonable Network enhancements (for example, announcer, additional cameras/jib) as requested by CBS. CBS shall have the right to require pre-taping of certain fights in order to gap-fill the live broadcast, which details will be agreed upon prior to each Event.

4. Term. The Term shall commence on the date this agreement is executed and continue for a period of one year from the initial broadcast of the first Event hereunder, as may be extended on a year to year basis by the exercise of the applicable annual option. CBS shall have the greater of 120 days from the initial broadcast of the last Event ordered hereunder or the expiration of the Term to complete its repeat runs hereunder.

5. Territory. United States, its territories and possessions (excluding Puerto Rico) and Bermuda.

6. Network Runs. CBS shall be entitled to take up to four (4) network broadcasts of each Event (“Network Runs”). The initial network broadcast shall be on CBS. Subsequent runs may be taken on CBS or another network owned and/or affiliated with CBS. The License Fee buys out 2 runs. [***].

7. EXCLUSIVITY.

7.1 The Events and all elements contained therein (including talent as set forth below) will be exclusive to CBS during the Term in the Territory.

7.2 ProElite and EliteXC brands to be exclusive to CBS in broadcast television in the Territory during the Term.

7.3 No other fight events permitted on any other broadcast network or premium cable (excluding Showtime) in the Territory whether under the ProElite, EliteXC brands or any other related or affiliated brand(s) (whether through ownership, partnership or otherwise). [***]

7.4 [***]

7.5 [***]

7.6 [***].

8. APPROVALS. CBS to have its customary creative, financial, production, budget, standard and practices and legal approval rights, which approval will not be unreasonably withheld or delayed and the parties agree that the production value for each Event will be consistent with the production value of the programs that have been produced for Showtime, plus reasonable network enhancements (for example, announcer, additional cameras/jib) as requested by CBS. In connection therewith, it is agreed that the venue for each event shall be mutually determined by the parties with the understanding that each Event shall be produced in a top United States media market. [***] Supplier and CBS shall have mutual approval over CBS’ initial press release relating to this agreement and the broadcast of the Events on CBS. Supplier agrees that such approval shall not be unreasonably withheld or delayed.

9. [***]

10. COMPLIMENTARY TICKETS. Supplier shall provide CBS with no less than [***] premium complimentary VIP tickets, with distribution and placement of seats to be approved by CBS. Special arrangements and accommodations will be made for CBS key executives and guests. CBS to have the right to purchase a reasonable number of additional premium tickets with distribution and placement to be approved by CBS.

11. TALENT EXCLUSIVITY. [***]

12. PRODUCTION/RESIDUAL/CLEARANCE COSTS. [***]

13. [***]

14. [***]

15. DELIVERY. Timely delivery Fs of the essence hereunder. The Event(s) shall be delivered in accordance with CBS’ customary delivery requirements.

16. [***]

17. INSURANCE/INDEMNITY. Supplier agrees to defend and indemnify CBS from any and all third-party claims that arise out of or are based upon the Event (except to the extent such claims that arise out of or result from CBS’s breach of this Agreement). Supplier will obtain E & 0, General Liability, Worker’s Compensation, automobile and other insurance coverage for such length of time and in amounts sufficient for/to CBS and will name CBS as an additional insured on any such policies to the extent of Supplier’s indemnification obligations to CBS.

18. NETWORK REVENUES. Supplier will have no right whatsoever to share in any revenues or proceeds (including any profits) derived from the exercise by the Network of any of the rights granted to it, including, without limitation, any revenues derived from any advertisers and sponsors.

19. RIGHTS. Supplier represents and warrants that: (i) it exclusively owns and controls all right, title and interest in and to the Events and all ancillary and subsidiary rights therein; and (ii) it has the right to grant CBS the rights granted herein.

20. CONFIDENTIALITY. Supplier agrees that it will keep the terms of this Agreement as confidential. To the extent Supplier is or becomes legally obligated to disclose the terms of this Agreement, Supplier will work in good faith to seek protective order or confidential treatment or other remedy to prevent such required disclosure and to the extent necessary, will only disclose information which is legally required to be provided.

21. CREDITS. Provided that Supplier is not in breach of this agreement and subject to CBS’ then-current network policy, CBS has approved a production company logo credit for Supplier in the end credits. All other credits shall be per CBS’ customary practice and subject to reasonable approval on a case-by-case basis.

22. OTHER TERMS. All other terms shall be per CBS standard long-form agreement which shall include CBS’ customary provisions, including, without limitation force majeure, insurance, breach, promotional and marketing rights, government regulations, notice, program standards and practices, etc. to be negotiated in good faith by the parties within CBS’ customary parameters.

ACCEPTED AND AGREED: PROELITE By: /s/ Douglas DeLuca Name: Douglas DeLuca Title: CEO	CBS ENTERTAINMENT By: /s/ Deborah Barak Name: Deborah Barak Title: Executive V.P.

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